UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2021

McAfee Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39651	84-2467341
(State or Other Jurisdiction of)	(Commission Number)	(IRS Employer No.)

6220 America Center Drive, San Jose, CA		95002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (866) 622-3911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	MCFE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

Contribution and Equity Purchase Agreement

On March 6, 2021, McAfee, LLC (“US Seller”) and McAfee Security UK LTD (“UK Seller” and together with US Seller, the “Company”) and Magenta Buyer LLC, organized by a consortium led by Symphony Technology Group (“Buyer”), entered into a Contribution and Equity Purchase Agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company has agreed to sell certain assets of its Enterprise business (the “Business”) to Buyer in exchange for (i) $4,000,000,000 in cash consideration and (ii) the assumption of certain liabilities of the Business as specified in the Purchase Agreement (such transaction, the “Sale”).

Under the Purchase Agreement, the Company and Buyer have made customary representations and warranties to each other and have agreed to customary covenants relating to the Sale, including an agreement of the Company not to compete with the Business for four years following the closing of the Sale. In addition, Buyer and the Company have agreed to indemnify each other for losses arising from certain covenant breaches under the Purchase Agreement and certain liabilities expressly assumed or retained by the relevant indemnifying party.

The Sale is subject to the satisfaction or waiver of certain customary closing conditions, including (i) the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (ii) the receipt of antitrust approvals in Germany and Turkey. There is no financing condition to the obligations of the Buyer to consummate the transaction. Buyer is funding the purchase price through a combination of equity and debt financing. The Purchase Agreement contains certain termination rights, including the right of either party to terminate the Agreement if the closing of the Sale has not occurred on or before December 31, 2021 subject to an automatic extension until March 6, 2022 if the required regulatory approvals have not been obtained by such date.

The Purchase Agreement also provides for the Company and Buyer to enter into a Transition Services Agreement, Transitional Trademark License Agreement, Intellectual Property Matters Agreement and Commercial Services Agreement upon the closing of the Sale under which each party will grant certain licenses to the other party with respect to certain intellectual property rights and technology transferred by the Company in the Sale and retained by the Company after the consummation of the Sale.

The above description of the Purchase Agreement and the sale of the Business is only a summary, does not purport to be complete and is qualified in its entirety by reference to full text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of specified dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties have been made for the purpose of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or Buyer. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 8.01    Other Events.

Press Release

On March 8, 2021, the Company issued a press release announcing its entry into the Purchase Agreement, a copy of which is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document

2.1	Contribution and Equity Purchase Agreement, dated March 6, 2021, by and among McAfee, LLC, McAfee Security UK LTD, and Magenta Buyer LLC.

99.1	Press Release dated March 8, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McAfee Corp.

Date: March 8, 2021	By:	/s/ Venkat Bhamidipati
Venkat Bhamidipati Executive Vice President and Chief Financial Officer (Principal Financial Officer)